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                           ADOBE SYSTEMS INCORPORATED

                                   EXHIBIT 23

              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

To the Board of Directors and Shareholders of Adobe Systems Incorporated:

The audits referred to in our report dated December 17, 1996, included the related financial statement schedule for each of the years in the three-year period ended November 29, 1996, included in this FORM 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, based on our audits, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387,
No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502, No.
33-83504, No. 33-84396 , No. 33-86482, No. 33-59335, No. 33-63849 and No.
33-63851) on FORM S-8 of Adobe Systems Incorporated of our reports dated December 17, 1996, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 29, 1996 and December 1, 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended November 29, 1996, appearing on page 41 of this FORM 10-K. As indicated in our report, for the year ended December 31, 1994, we did not audit the consolidated financial statements of Frame Technology Corporation and subsidiaries, a company acquired by Adobe Systems Incorporated in a business combination accounted for as a pooling of interests. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Frame Technology Corporation, is based solely on the report of the other auditors.

                                          KPMG Peat Marwick LLP

San Jose, California
February 17, 1997